EXHIBIT 2.3


                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement"), dated as of June 30, 1999, is entered into by and among LeCroy Corporation (the "Company") and the entities set forth on Schedule 1 attached hereto (collectively, the "Selling Holders").

                                   RECITALS

     WHEREAS, the Company and the Selling Holders have entered into a Stock Purchase Agreement of even date herewith (the "Series A Purchase Agreement") pursuant to which the Selling Holders purchased an aggregate of 500,000 shares of the Company's Series A Convertible Redeemable Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.01 per share ("Common Stock"); and

     WHEREAS, the Company has executed a Common Stock Purchase Warrant of even date herewith (each, a "Warrant" and collectively, the "Warrants"), pursuant to which the Selling Holders were granted warrants to purchase an aggregate of 250,000 shares of the Company's Common Stock (the "Warrant Shares"); and

     WHEREAS, the Company and the Selling Holders wish to provide for certain arrangements with respect to the registration of the Conversion Shares and Warrant Shares under the Securities Act.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and the consummation of the sale and purchase of the Series A Preferred Stock pursuant to the Series A Purchase Agreement, the issuance of the Warrants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

        "Common Stock" shall have the meaning set forth in the Recitals.

        "Conversion Shares" shall have the meaning set forth in the Recitals.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Registrable Shares" shall mean (i) any shares of Common Stock purchased by, or issued to or issuable upon conversion of the Series A Preferred Shares or exercise of the Warrants including without limitation any Conversion Shares issued or issuable upon exercise of any and all of the Series A Preferred Shares, (ii) any Warrant Shares issued or issuable upon exercise of any or the Warrants and (iii) any Common Stock issued or issuable with respect to the Conversion Shares or Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        "Registration Expenses" shall mean the expenses so described in Section 4 of Article II.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean the expenses so described in Section 4 of
Article II.

        "Series A Preferred Shares" shall mean the 500,000 shares of Series A Preferred Stock purchased by the Selling Holders pursuant to the terms of the Series A Purchase Agreement.

        "Warrant" and "Warrants" shall each have the meaning set forth in the Recitals.

        "Warrant Shares" shall have the meaning set forth in the Recitals.

                                  ARTICLE II
                              REGISTRATION RIGHTS

     1. Registration of Conversion Shares and Warrant Shares. The Company shall, within one hundred twenty (120) calendar days from the date hereof, file with the Commission a registration statement on Form S-3 (or any successor form to Form S-3) for a public resale offering by the Selling Holders of the Registrable Shares and shall use its best efforts to cause such registration statement to become and remain effective for the period ending on the first to occur of (x) the date the resale of all of the Registrable Shares registered thereunder is complete or (y) the fifth anniversary of the date hereof. If for any reason the Company is not eligible to file such registration statement on Form S-3 (or any successor form to Form S-3), the Company shall effect such registration using such form as the Company is then eligible to use.

     2. Piggyback Registration.

        (a) If at any time after the date hereof the Company proposes to register any shares of Common Stock under the Securities Act in connection with an underwritten offering, either for its own account or the account of a security holder or holders exercising their registration rights, (except pursuant to a registration statement filed on Form S-4 or Form S-8 or such other form as shall be prescribed under the Securities Act for the same purposes), the Company will promptly at each such time give written notice to the Selling Holders as provided in Section 2 of Article III of its intention to do so. Within twenty (20) days after receipt of such notice, such Selling Holders may request that the Company register all or part of the Registrable Shares (the "Designated Shares"). Upon receipt of such request, the Company shall use its best efforts to effect the registration of the Designated Shares identified by including such Designated Shares in such registration statement.

        (b) In the event that securities of the same class as the Designated Shares are being registered by the Company in such registration statement and such securities as well as any of the Designated Shares are to be distributed in an underwritten offering, such Designated Shares shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering; provided, however, that if the managing underwriter of such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the Designated Shares would materially and adversely affect the success of the underwritten offering, then the number of Designated Shares to be included in the registration statement shall be reduced to the amount recommended in good faith by and set forth in the opinion of such managing underwriter; provided, further, that as to the Selling Holders exercising piggyback registration rights pursuant to this
Section 2, such reduction shall be pro rata (based on the number of shares held by each) with respect to the Designated Shares with other persons holding contractual incidental or "piggy-back" registration rights in such underwritten offering.

     3. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1 or 2 of Article II to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as practicable:

        (a) Preparation of Registration Statement. Promptly prepare and file with the Commission, a registration statement on such form as may be appropriate under the Securities Act, and use its best efforts to cause such registration statement to become effective.

        (b) Maintain Effectiveness. Promptly prepare and file with the Commission such amendments to the registration statement as may be necessary to keep such registration statement effective for a period of (i) five (5) years for any such registration statement filed pursuant to Section 1 hereof and (ii) until the completion of the offering with respect to a registration statement filed pursuant to Section 2 hereof, or in either instance such shorter period which will terminate when all Registrable Shares covered by such registration statement have been sold.

        (c) Notification. Immediately notify the Selling Holders and the managing underwriters, if any, and (if requested by any such person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus, or any document incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, provided, that upon such notification by the Company, the Selling Holders shall not offer to sell Registrable Shares until the Company has notified the Selling Holders that it has prepared such a supplement or amendment, filed such a document, or filed and caused to become effective such post-effective amendment, and has delivered copies thereof to the Selling Holders.

        (d) Stop Orders. Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement or the qualification of any Registrable Shares for sale in any jurisdiction at the earliest possible moment.

        (e) Consultation with Selling Holder. Prior to the filing of any registration statement or amendment thereto, provide copies of such document to the Selling Holders and to the managing underwriters, if any, and make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Selling Holders prior to the filing thereof as such Selling Holders, counsel for such Selling Holders, or underwriters may reasonably request.

        (f) Copies of Registration Statements. Furnish to each Selling Holder and each managing underwriter, if any, without charge, at least one originally executed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

        (g) Prospectuses. Deliver to each Selling Holder and the underwriters, if any, without charge, as many copies of the prospectus (and each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request so long as the registration statement to which such prospectus or any amendment or supplement thereto relates is effective.

        (h) Blue Sky Laws. Prior to any public offering of Registrable Shares, use its best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the registration statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

        (i) Amendments Upon Changes. Upon the occurrence of any event contemplated by Sections (c)(ii), c(iii), (c)(iv) or (d) above, prepare as promptly as practicable, a supplement or post-effective amendment to the registration statement or related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

        (j) Underwriting Agreements. Enter into such customary agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Shares.

        (k) Compliance with Laws; Section 11(a). Otherwise use its best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the Commission), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of each twelve (12) month period (or within ninety (90) days after the end of a fiscal year).

        (l) Opinions. At the request of any Selling Holder, use its best efforts to furnish on the date that the Registrable Shares are delivered to any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to any Selling Holders' underwriter and to the Selling Holders.

     4. Expenses. All expenses incurred by the Company in complying with Sections 1, 2 and 3 of Article II, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Shares and fees and disbursements of counsel for the Selling Holders of Registrable Shares are called "Selling Expenses."

     The Company will pay all Registration Expenses in connection with each registration statement under Sections 1 or 2 of Article II. All Selling Expenses in connection with each registration statement under Sections 1 or 2 of Article II shall be borne by the participating Selling Holders in proportion to the number of Registrable Shares sold by each, or by such participating Selling Holders other than the Company (except to the extent the Company shall be a seller) as they may agree.

     5. Indemnification and Contribution. (a) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 1 or 2 of Article II, the Company shall indemnify and hold harmless each Selling Holder of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 1 or 2 of Article II, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder and each such controlling person for any legal expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Selling Holder or any such controlling person in writing specifically for use in such registration statement or prospectus,
(ii) such Selling Holder's failure timely to deliver a copy of the prospectus,
(iii) an error or omission in a preliminary prospectus that is subsequently corrected in a final prospectus or an error or omission in the registration statement or any prospectus that is corrected in a supplement or amendment that is timely delivered by the Company to such Selling Holder but which such Selling Holder fails timely to deliver, or (iv) the violation by such Selling Holder of Section 3(c) hereof.

        (b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 1 or 2 of Article II, each Selling Holder of such Registrable Shares thereunder, severally and not jointly, shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 1 or 2 of Article II, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Holder will be, severally and not jointly, liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Selling Holder, as such, furnished in writing to the Company by such Selling Holder specifically for use in such registration statement or prospectus, (ii) such Selling Holder's failure timely to deliver a copy of the prospectus, (iii) an error or omission in a preliminary prospectus that is subsequently corrected in a final prospectus or an error or omission in the registration statement or any prospectus that is corrected in a supplement or amendment that is timely delivered by the Company to such Seller Holder but which such Selling Holder fails timely to deliver, or (iv) the violation by such Selling Holder of
Section 3(c) hereof; and provided, further, that the aggregate liability of each Selling Holder hereunder shall be limited to the aggregate price to the public of the shares sold by such Selling Holder in such registration.

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties. Notwithstanding anything else in this Agreement to the contrary, no indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which indemnification may be sought hereunder.

     6. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Series A Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Shares as so changed.

     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Shares to the public without registration, at all times unless any registration statement covering a public offering of securities of the Company under the Securities Act pursuant to Section 1 of Articles II shall have become and remains effective, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (c) furnish to each holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144.

     8. Limitations on Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of shares of Registrable Shares sought to be included by the Selling Holders or reduce the offering price thereof; or (b) the right to require the Company to initiate any registration of any securities of the Company without the consent of the director designated by the Selling Holders.

     9. Exception to Registration. The Company shall not be required to effect a registration under this Article II if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Selling Holders, such Selling Holders may sell without registration under the Act all Registrable Shares for which they requested registration under the provisions of the Act and in the manner and in the quantity in which the Registrable Shares were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "noaction" letter to that effect.

     10. Listing of Shares. The Company shall, at its expense, list all of the shares owned by each Selling Holder of any class of stock of the Company that is at any time listed on a national securities exchange with such national securities exchange.

     11. Intentionally Omitted.

     12. Intentionally Omitted.

     13. "Black-Out" Rights. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for any registration filed pursuant to Section 2 of Article 2 hereof, if the Company's Board of Directors determines that such registration would not be in the best interests of the Company at the time.

     14. Restrictions on Public Sale by the Company and Others. The Company agrees not to effect any public sale or distribution of its Common Stock, during a period, not to exceed forty-five (45) days, beginning on the closing date of an underwritten offering made pursuant to a registration statement filed under Section 2 of Article II to the extent timely notified in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form to such forms).

     15. Underwriting Agreement. Each Selling Holder participating in an underwritten offering pursuant to Section 2 of Article II shall enter into a customary underwriting agreement on terms reasonably satisfactory to the managing underwriter.

                                  ARTICLE III
                                 MISCELLANEOUS

     1. Assignment. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

     2. Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or the Selling Holders at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:             LeCroy Corporation
                         700 Chestnut Ridge Road
                         Chestnut Ridge, NY 10977-6499
                         Attention: President
                         Tel: (914) 425-2000
                         Fax: (914) 578-6061



with copy to:            Bingham Dana LLP
                         150 Federal Street
                         Boston, MA 02110
                         Attention: Roger Feldman, Esq.
                         Tel: (617) 951-8000
                         Fax: (617) 951-8736

The Selling Holders:     The address set forth opposite the Purchaser's name on Schedule 1 attached hereto.

with copy to:            Hutchins, Wheeler & Dittmar
                         A Professional Corporation
                         101 Federal Street Boston,
                         Massachusetts 02110
                         Attention: Anthony J. Medaglia, Jr., P.C.
                         Tel: (617)951-6600
                         Fax: (617) 951-1295

     3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     4. Waiver, Modification, etc. Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Selling Holders owning at least a majority of the Registrable Shares owned by all Selling Holders may effect any such waiver, modification, amendment or termination on behalf of all of the Selling Holders. Each of the Selling Holders and the Company represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Invalidity, etc. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     7. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

     8. Term. This Agreement and the respective rights and obligations of the parties hereto shall terminate immediately upon the earlier of (a) the sale of all of the Registrable Shares owned by each of the Selling Holders and (b) the tenth anniversary of the date hereof.

     9. Specific Enforcement. Each Selling Holder expressly agrees that the other Selling Holders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Selling Holder or the Company, the other Selling Holders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof and that the Company will not oppose an application seeking such specific performance.

     10. Attorneys' Fees. Should any litigation be commenced (including any proceedings in a bankruptcy court) between parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

     11. Transfers of Rights. This Agreement, and the rights and obligations of each Selling Holder hereunder, may be assigned by such Selling Holder to any person or entity acquiring Registrable Shares owned by such Selling Holder (subject to adjustment for stock splits, stock dividends, recapitalization or similar events), and such transferee shall be deemed a "Selling Holder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first above written. LECROY CORPORATION


                         LECROY CORPORATION


                         /s/ John C. Maag
                         --------------------------
                         John C. Maag
                         Vice President - Finance, Chief Financial Officer, Treasurer and
                         Secretary

                         SELLING HOLDERS

                         ADVENT GLOBAL GECC III LIMITED PARTNERSHIP
                         By:  Advent Global Management Limited Partnership, General Partner
                         By:  Advent International Limited Partnership, General Partner
                         By:  Advent International Corporation, General Partner

                         By:  /s/Douglas A. Kingsley
                              --------------------------
                              Douglas A. Kingsley
                              Senior Vice President

                         ENVIROTECH INVESTMENT FUND I LIMITED PARTNERSHIP

                         By:  Advent International Limited Partnership, General Partner
                         By:  Advent International Corporation, General Partner

                         By:  /s/Douglas A. Kingsley
                              -------------------------
                              Douglas A. Kingsley
                              Senior Vice President

                         ADWEST LIMITED PARTNERSHIP

                         By:  Advent International Limited Partnership, General Partner
                         By:  Advent International Corporation, General Partner

                         By:  /s/Douglas A. Kingsley
                              -------------------------
                              Douglas A. Kingsley
                              Senior Vice President




                         OAKSTONE VENTURES LIMITED PARTNERSHIP

                         By:  Advent International Limited Partnership, General Partner
                         By:  Advent International Corporation, General Partner

                         By:  /s/Douglas A. Kingsley
                              -------------------------
                              Douglas A. Kingsley
                              Senior Vice President

                         ADVENT PARTNERS LIMITED PARTNERSHIP

                         By:  Advent International Corporation, General Partner

                         By:  /s/Douglas A. Kingsley
                              -------------------------
                              Douglas A. Kingsley
                              Senior Vice President


                                  SCHEDULE 1

                                SELLING HOLDERS

Purchaser                                              Purchased Shares      Consideration

Advent Global GECC III Limited Partnership                  350,000               $7,000,000
EnviroTech Investment Fund I Limited Partnership             71,250               $1,425,000
Adwest Limited Partnership                                   20,000                 $400,000
Oakstone Ventures Limited Partnership                        50,000               $1,000,000
Advent Partners Limited Partnership                           8,750                 $175,000

Totals                                                       500,000             $10,000,000


c/o Advent International Corporation
75 State Street
Boston, MA  02109
Attention:  Douglas A. Kingsley